UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)    May 24, 2011

American River Bankshares
(Exact name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-31525	68-0352144
(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA	95670
(Address of Principal Executive Offices)	(Zip Code)

(916) 231-6700
(Registrant’s Telephone Number, Including Area Code)

    Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 18 Pages
The Index to Exhibits is on Page 3

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2011, the registrant executed a lease (the “Lease”) with the United States Postal Service. The Lease relates to office space currently occupied by one of the issuer’s banking divisions, Bank of Amador, a division of American River Bank. The premises are located at 424 Sutter Street, Jackson, California. The Lease replaces an expiring lease for the same address dated April 24, 2001, and an amendment dated June 5, 2005, and is for an additional term of sixty (60) months, expiring on May 31, 2016, and includes a reduction of the square footage from approximately 6,400 to approximately 3,600. The foregoing description is qualified by reference to the Lease Amendment attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1  Commercial Lease Agreement between the United States Postal Service, and Bank of Amador, a division of American River Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
May 25, 2011	Mitchell A. Derenzo, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Commercial Lease Agreement between the United States Postal Service, and Bank of Amador, a division of American River Bank.	4